Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of Nobao Renewable Energy Holdings Limited of our report dated March 7, 2011 relating to the consolidated financial statements of Nobao Renewable Energy Holdings Limited, which appears in such Registration Statement. We also consent to the references to us under the headings “Selected Consolidated Financial and Operating Data” and “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
May 16, 2011